Exhibit 24
Power of Attorney

    WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints CRAIG L. NIX and MATTHEW G.T. MARTIN, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares' Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Within the authority hereinabove granted, each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in the name of the undersigned, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do or cause to be done within the authority hereinabove granted.

Signature	Title	Date

/s/ Ellen R. Alemany	Director	February 21, 2024
Ellen R. Alemany

/s/ John M. Alexander, Jr.	Director	February 21, 2024
John M. Alexander, Jr.

/s/ Victor E. Bell, III	Director	February 21, 2024
Victor E. Bell, III

/s/ Peter M. Bristow	Director	February 21, 2024
Peter M. Bristow

/s/ Hope H. Bryant	Director	February 21, 2024
Hope H. Bryant

/s/ Michael A. Carpenter	Director	February 21, 2024
Michael A. Carpenter

/s/ H. Lee Durham, Jr.	Director	February 21, 2024
H. Lee Durham, Jr.

/s/ Eugene Flood, Jr.	Director	February 21, 2024
Eugene Flood, Jr.

/s/ Frank B. Holding, Jr.	Chairman and Chief Executive Officer	February 21, 2024
Frank B. Holding, Jr.

/s/ Robert R. Hoppe	Director	February 21, 2024
Robert R. Hoppe

Signature Page for Power of Attorney

/s/ David G. Leitch	Director	February 21, 2024
David G. Leitch

/s/ Robert E. Mason, IV	Director	February 21, 2024
Robert E. Mason, IV

/s/ Robert T. Newcomb	Director	February 21, 2024
Robert T. Newcomb

Signature Page for Power of Attorney